AMENDED AND RESTATED BYLAWS OF

FIRST COMMUNITY BANCSHARES, INC.

(a Nevada corporation)

Effective August 28, 2012

ARTICLE I

Offices

Section 1.1 Principal Office

The principal office and place of business of First Community Bancshares, Inc. (the “Corporation”) shall be determined from time to time by the Board of Directors of the Corporation.

Section 1.2 Other Offices

Other offices and places of business either within or without of the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The street address of the Corporation’s resident agent is the registered office of the Corporation in Nevada.

ARTICLE II

Stockholders

Section 2.1 Annual Meetings

The regular Annual Meeting of the Stockholders of the Corporation for the election of directors and the conducting of such other business as may be appropriately brought at the meeting shall be held during April of each year, or on such date and at such time and place as may be fixed by the Board of Directors. Written notice of such meeting, stating the purpose thereof, shall be mailed to all stockholders not less than ten (10) days nor more than sixty (60) days prior to the date thereof. The notice shall contain or be accompanied by such additional information as may be required by the Nevada Revised Statutes (“NRS”).

A record of the Annual Meeting, giving the number of shares represented by proxy and in person, shall be made and entered in the records of the meeting in the minute book of the Corporation. The stockholders shall proceed to the election of directors and to the transaction of any other business that may properly come before the meeting as prescribed by Nevada law. The record of the meeting shall show the number of shares voting for, voting against or abstaining on each resolution, or voting for, voting against, or withholding authority on each candidate for director. Proxies shall be dated, and shall be filed with the records of the meeting.

Section 2.2 Advance Notice of Stockholder Proposed Business at Annual Meeting

At any Annual Meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the Annual Meeting. To be properly brought before the Annual Meeting, the proposal of business to be considered by the stockholders must be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.2.

1

In addition to any other applicable requirements for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

The Secretary of the Corporation shall determine whether a notice delivered pursuant to this Section 2.2 complies with the requirements of this Section 2.2 so as to be considered properly delivered to the Corporation. If the Secretary shall determine that such notice has not been properly delivered to the Corporation, the Secretary shall notify the stockholder in writing within five (5) days from the date such notice was received by the Corporation of such determination.

A stockholder’s notice to the Secretary shall be signed by the stockholder of record who intends to make the proposal (or such stockholder’s duly authorized proxy or other representative), shall bear the date of signature of such stockholder (or proxy or other representative) and shall set forth (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address of the stockholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder and any other ownership interest in the shares of the Corporation, whether economic or otherwise, including derivatives and hedges, (d) any material interest of the stockholder in such business, (e) a representation that the person sending the notice is a stockholder of record on the record date and shall remain such through the Annual Meeting date and (f) a representation that such stockholder intends to appear in person or by proxy at such Annual Meeting to move the consideration of the business set forth in the notice.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this Section 2.2; provided, however, that nothing in this Section 2.2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with said procedures. The Chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.2, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2

Section 2.3 Nomination of Directors

Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.3 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.3. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving such notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

3

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.3. If the Chairman of the Annual Meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

The Chairman of the meeting shall notify the directors of their election, and following the regular Annual Meeting of the Stockholders, the Board of Directors shall organize and elect the officers for the current year.

Section 2.4 Quorum; Adjourned Meetings

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the stockholders. If, on any issue, voting by classes or series is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

Section 2.5 Voting

Unless otherwise provided in the NRS, the Articles of Incorporation or any resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder’s duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder’s name at the close of business on the record date or the date established by the Board of Directors in connection with stockholder action by written consent.

If a quorum is present, except with respect to election of directors, action by the stockholders on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless otherwise provided by the Articles of Incorporation, the laws of the State of Nevada or applicable regulations.

4

With respect to the election of directors, the plurality of the votes cast at the election shall be the act of the stockholders. The directors so elected shall serve pursuant to the provisions of Article Six of the Articles of Incorporation or until their successors are elected and qualify.

Section 2.6 Proxies

At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. Any proxy duly executed is not revoked and continues in full force and effect until, (i) an instrument revoking it or a duly executed proxy, bearing a later date is filed with the Secretary of the Corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted; provided, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force; provided further, that an irrevocable proxy satisfying the requirements of the NRS shall not be revoked except in accordance with its terms or if it becomes revocable under the provisions of the NRS.

Section 2.7 Action Without a Meeting

Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the holders of the voting power that would be required to approve such action at a meeting. A meeting of the stockholders need not be called or noticed whenever action is taken by written consent. The written consent may be signed in multiple counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the stockholders.

Section 2.8 Special Meetings

At any special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the special meeting. To be properly brought before the special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors (or any duly authorized committee thereof).

Special meetings of the stockholders may be held at any time on call of the Board of Directors. Notice of such meeting, stating the purpose or purposes, shall be given to all stockholders by mail to their last known address, mailed not less than ten (10) days nor more than sixty (60) days prior to such meeting unless otherwise required by law.

If for any cause the annual election of directors is not held pursuant to these Amended and Restated Bylaws, the directors in office shall order an election to be held on some other day, of which special notice shall be given in accordance with the requirements of law, and the meeting conducted according to the provisions of Section 2.1 of these Amended and Restated Bylaws. Nominations of persons for election to the Board of Directors may be made at such special meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.8 and on the record date for the determination of stockholders entitled to vote at such special meeting and (ii) who complies with the notice procedures set forth in this Section 2.8 as to such nomination. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, and such notice must be in the form and include the information set forth in Section 2.3 of these Bylaws.

5

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than fifty (50) days prior to the date of such special meeting of stockholders; provided, however, that in the event that the special meeting is called for a date that is less than sixty (60) days prior to the date of the special meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.

Section 2.9 Record Keeping

The proceedings of all regular and special meetings of the stockholders shall be recorded in the minute book; and the minutes of each meeting shall be signed by the Chairman or the President and attested by the Secretary of the Corporation.

ARTICLE III

Directors

Section 3.1 Powers, Duties and Committees

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in Chapter 78 of the NRS or the Articles of Incorporation.

The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

The Board of Directors shall hold regular meetings and shall meet at least once each quarter. The Board of Directors shall have the power to do, or cause to be done, all things that are proper to be done by the Corporation. The directors shall be authorized to appoint a director in lieu of the President to serve as Chairman of the Board of Directors, shall define the duties of the Chief Executive Officer of the Corporation, fix the compensation of such officer and may employ and dismiss any officer of the Corporation.

6

The Board of Directors may appoint an Executive Committee consisting of the Chairman of the Board of Directors, the President, the Chief Executive Officer and such other members of the Board of Directors as shall be appointed, which committee shall have full power and authority to do or cause to be done all things which may be done by the Board of Directors, except as otherwise prohibited by law. The proceedings of such committee shall be signed by the Chairman or the President, and recorded in the minute book of the Corporation.

The Board of Directors may establish from time to time such other committees from its members, or otherwise, as are deemed appropriate for the operation and performance of its duties and responsibilities. Committees shall be formed by resolutions of the Board of Directors. The resolutions of the Board of Directors shall set forth the manner in which the committees are to be formed, the number of persons constituting the committee and such other matters as are deemed proper by the Board of Directors.

The Audit Committee shall consist of three or more members of the Board of Directors who are not employees of the Corporation, who shall be appointed by and serve at the pleasure of the Board of Directors. The Audit Committee shall meet with the Corporation's independent auditors at least annually and shall be responsible for reviewing the financial records and reports of the Corporation and its subsidiaries, and reporting to the Board of Directors thereon.

All committees established by the Board of Directors may by proper authority of the Board of Directors be permitted to employ personnel to assist in the performance of their duties, and the members of the committees may have compensation fixed for them by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.2 Election and Term of Office

The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors. The directors of the Corporation shall be classified in accordance with the Articles of Incorporation of the Corporation.

Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. Every person, otherwise eligible, who is currently elected or who shall be elected or appointed as a director of the Corporation, shall continue to be eligible for reelection as a director of the corporation regardless of age.

No director may be removed from office except for cause relating to the proper performance of his duties as a director and then only by the affirmative vote of the holders of more than two-thirds of the stock of the corporation then outstanding and entitled to vote thereon (without voting by class) at a meeting duly called for that purpose.

Section 3.3 Vacancies

A vacancy on the Board of Directors, including that resulting from an increase in the authorized number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. Each director so chosen shall hold office until the expiration of the term of the director, if any, whom he or she has been chosen to succeed, or if none, until the expiration of the term assigned. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

7

Section 3.4 Special Meetings

Special meetings of the directors may be called by the Chairman of the Board of Directors, by the President or by the affirmative vote of a majority of the directors. Written notice shall be given to each director at least forty-eight (48) hours prior to the time of such meeting and shall state the date, place and hour of the meeting and may state the general nature of the business to be transacted and other business may be transacted at the meeting. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

Section 3.5 Action at a Meeting; Quorum; Required Vote; and Adjourned Meetings

Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided, or as provided in the Articles of Incorporation or the NRS. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Except as provided in the Articles of Incorporation, the NRS or these Amended and Restated Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Amended and Restated Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director(s), provided that any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.6 Action Without A Meeting

Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts, including, without limitation, facsimile counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

8

Section 3.7 Record Keeping

The proceedings of all regular and special meetings of the Board of Directors and reports of the committees or directors shall be recorded in the minute book; and the minutes of each meeting shall be signed by the Chairman or the President and attested by the Secretary of the Corporation.

ARTICLE IV

Officers

Section 4.1 Officers; Election

The officers of the Corporation shall be a Chairman of the Board of Directors, President and Chief Executive Officer, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Secretary, and such other officers, as may be from time to time required for the prompt and orderly transaction of its business, to be elected or appointed by the Board of Directors, by whom their several duties shall be prescribed, and they shall hold office until they shall resign or shall be removed or otherwise disqualified for service, or their respective successors shall be elected and qualified. At the option of the Board of Directors, any combination of the foregoing offices may be held by the same person.

The Chairman of the Board of Directors and the President shall each be directors. Each shall hold office for the current year for which the Board of Directors was elected, unless either shall resign, become disqualified, or be removed. Any vacancy occurring in the office of the Chairman or the President shall be filled by the Board of Directors. All other officers shall be appointed by the Board of Directors to hold their respective offices at the will and pleasure of the Board of Directors.

There shall be appointed a Secretary of the Corporation, who shall be responsible for the minute book of the Corporation, in which shall be maintained and preserved the Articles of Incorporation, the Bylaws, the returns of elections, the proceedings of regular and special meetings of the Board of Directors, of the stockholders and of all committees established by the Board of Directors.

Section 4.2 Removal and Resignation

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.3 Duties

The appropriate executive and subordinate officers of the Corporation shall be responsible for any such sums of money, property and valuables of every description which may be entrusted to their care or which may from time to time come into their care by virtue of their respective offices and shall give such bond as shall be required by law and by the Board of Directors, in principal amount and with security to be approved by the Board of Directors, conditioned on the faithful discharge of their respective duties and their faithful and honest application and accounting for all sums of money and other property that may come into their care.

9

In the absence of the President and Chief Executive Officer, the Executive Vice President, or in his or her absence, a Senior Vice President shall perform all acts and duties pertinent to the offices of the President and Chief Executive Officer, except such acts and duties as the President and Chief Executive Officer only are authorized by law to perform.

ARTICLE V

Capital Stock

Section 5.1 Issuance

Shares of the Corporation’s authorized capital stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2 Transfer of Shares

The stock of this Corporation shall be assignable and transferable only on the books of the Corporation, subject to the provisions of the laws of the State of Nevada. A transfer book shall be maintained in which all assignments and transfers of stock shall be recorded.

Transfers of stock need not be suspended for the declaration of dividends in cash or stock, nor in case of a new stock issue. In all cases, stock of a stockholder of record as of the date fixed by the Board of Directors shall be entitled to such dividends, and the right, if any, to subscribe to a new issue.

Section 5.3 Stock Certificates; Uncertificated Shares

The shares of capital stock of the Corporation may be represented by certificates or may be issued in uncertificated or book entry form.

In the case of uncertificated or book entry shares, transfer shall be made upon receipt of proper transfer instructions from the registered owner of such shares, or from a duly authorized attorney or from an individual or entity presenting proper evidence of succession, assignment, or authorization to transfer the stock.

Upon request to the Corporation, each stockholder shall be entitled to a certificate in such form as determined by the Board of Directors. Certificates of stock shall be signed by such officers as designated by the Board of Directors by resolution. The certificates shall state upon the face thereof, that the stock is transferable only upon the books of the Corporation and when stock is transferred, the certificates thereof shall be returned to the Corporation, cancelled, preserved and new certificates issued. No certificates for fractional shares shall be issued.

10

Section 5.4 Miscellaneous

The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificated and uncertificated shares of the Corporation’s stock.

ARTICLE VI

Distributions

Distributions may be declared, subject to NRS 78.288, the Articles of Incorporation and regulations applicable to bank holding companies, by the Board of Directors and may be paid in cash, property, shares of corporate stock, or any other medium.

ARTICLE VII

Miscellaneous

Section 7.1 Record Date

The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any meeting or any other event for the purpose of which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or Bylaws.

Section 7.2 Contracts and Negotiable Instruments - How Executed

All transfers and conveyances of real estate shall be made by the Corporation pursuant to resolution of the Board of Directors and shall be signed by the President, Chief Executive Officer or such other officer as may be hereafter authorized.

The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

11

All checks and drafts of the Corporation shall be signed by an officer or officers of the Corporation designated by the Board of Directors.

Section 7.3 Corporate Seal

The following is an impression of the seal adopted by the Board of Directors of the Corporation:

Except as otherwise specifically provided herein, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.4 Records

All original records of the Corporation shall be kept at the principal office of the Corporation by or under the direction of the secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

Section 7.5 Reserves

The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, deem proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors may deem beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 7.6 Electronic Voting of Proxies and Submission of Reports

Notwithstanding anything to the contrary herein, the Corporation is authorized to the fullest extent provided by law, to accept proxy votes electronically for any matter properly under consideration at any regular or special stockholder meeting of the Corporation. Furthermore, the Corporation is authorized to the fullest extent provided by law, to electronically deliver to stockholders annual reports and other documents filed with the Securities and Exchange Commission pursuant to the Exchange Act.

Section 7.7 Construction and Definitions

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Nevada General Corporation Law shall govern the construction of these Amended and Restated Bylaws.

12

ARTICLE VIII

Amendments

These Amended and Restated Bylaws may be amended, repealed, altered or rescinded at any time by vote of a majority of the Board of Directors at a meeting called for that purpose upon notice thereof given in the call for the meeting.

13